UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2018

QTS Realty Trust, Inc.

QualityTech, LP

(Exact name of registrant as specified in its charter)

Maryland (QTS Realty Trust, Inc.) Delaware (QualityTech, LP)	001-36109 333-201810	46-2809094 27-0707288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12851 Foster Street Overland Park, KS	66213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 814-9988

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2018, the Board of Directors (the “Board”) of QTS Realty Trust, Inc. (the “Company”) increased the size of the Board from eight directors to nine directors and appointed Mazen Rawashdeh to serve as a member of the Board until the 2019 annual meeting of stockholders (the “2019 Annual Meeting”), each effective immediately.

Mr. Rawashdeh, 52, has more than 25 years of experience in information technology.  Since 2016, Mr. Rawashdeh has served as the Chief Infrastructure and Architecture Officer of eBay, Inc. where he has overseen the strategy and efforts to modernize the deployment, reliability, efficiency and speed of eBay’s platform.  He previously served  in various positions at eBay, Inc. from 2003 to 2009, including as vice president of technical operations.  Prior to rejoining eBay in 2011, Mr. Rawashdeh served as Twitter’s Vice President of Infrastructure Engineering and Operations from 2011 to July 2015, where he helped scale Twitter’s business and infrastructure through its initial public offering process.  Mr. Rawashdeh started his career in Oracle in the late 1990s, and then moved to LoudCloud, a startup where he held multiple engineering roles and developed a unique perspective on large scale, mission-critical infrastructure.  Mr. Rawashdeh earned a BSCS in Computer Science from Chapman University.

As a member of the Board, Mr. Rawashdeh is entitled to certain compensation that all of the Company’s independent directors receive, including an annual grant of securities with a value of $125,000 (which will be prorated for 2018 and expected to be granted on October 1, 2018) that vests on the first anniversary of the grant date and a cash retainer of $75,000 (which will be prorated for 2018). The grant of securities will be paid under the Company’s equity incentive plan.  As a non-employee director, Mr. Rawashdeh is entitled (i) to elect to receive his annual cash retainers in securities of the Company, and (ii) to elect whether and to what extent the securities granted (whether as part of the annual grant or in lieu of cash retainer) will be shares of restricted Class A common stock or options to purchase the Company’s Class A common stock. Mr. Rawashdeh has elected to receive his cash retainer for 2018 in securities to be granted on October 1, 2018.

In connection with his appointment to the Board, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Rawashdeh that is in substantially the same form as that entered into with the other directors of the Company and that obligates the Company to indemnify him to the maximum extent permitted by Maryland law.  The Indemnification Agreement provides that if Mr. Rawashdeh is a party or is threatened to be made a party to any proceeding by reason of his status as a director, the Company must indemnify him for all reasonable expenses and liabilities actually incurred by him, or on his behalf, unless it has been established that:

•                  the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

•                  he actually received an improper personal benefit in money, property or services; or

•                  with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful;

provided, however, that the Company (i) has no obligation to indemnify Mr. Rawashdeh for a proceeding by or in the right of the Company, for reasonable expenses and liabilities actually incurred by him, or on his behalf, if it has been adjudged that he is liable to the Company with respect to such proceeding and (ii) has no obligation to indemnify or advance expenses to Mr. Rawashdeh for a proceeding brought by him against the Company, except for a proceeding brought to enforce indemnification under Section 2-418 of the Maryland General Corporation Law (“MGCL”) or as otherwise provided by the Company’s bylaws, our charter, a resolution of the Company’s Board or an agreement approved by the Board.  Under the MGCL, a Maryland corporation may not indemnify a director in a suit by or in the right of the corporation in which the director was adjudged liable on the basis that a personal benefit was improperly received.

Upon Mr. Rawashdeh’s application to a court of appropriate jurisdiction, the court may order indemnification if:

•                  the court determines that he is entitled to indemnification under Section 2-418(d)(1) of the MGCL, in which case he will be entitled to recover from the Company the expenses securing such indemnification; or

•                  the court determines that he is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he has met the standards of conduct set forth in Section 2-418(b) of the MGCL or has been adjudged liable for receipt of an “improper personal benefit” under Section 2-418(c) of the MGCL; provided, however, that the Company’s indemnification obligations to him will be limited to the expenses actually and reasonably incurred by him, or on his behalf, in connection with any proceeding by or in the right of the Company or in which he will have been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL.

Notwithstanding, and without limiting any other provisions of the Indemnification Agreement, if Mr. Rawashdeh is a party or is threatened to be made a party to any proceeding by reason of his status as a director, and he is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, the Company must indemnify him for all expenses actually and reasonably incurred by him, or on his behalf, in connection with each successfully resolved claim, issue or matter, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice.

The Company is required to pay all indemnifiable expenses in advance of the final disposition of any proceeding if Mr. Rawashdeh furnishes the Company with a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by us has been met and a written undertaking to reimburse the Company if a court of competent jurisdiction determines that he is not entitled to indemnification.

The foregoing description of the Indemnification Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Following engagement with the Company’s stockholders, the Board has elected to opt-out of the Maryland Unsolicited Takeovers Act, commonly known as “MUTA.”  Specifically, the Board resolved to opt-out of sections 3-803, 3-804(a), 3-804(b) and 3-805 of the MGCL. The Board further resolved that it will not repeal the resolutions unless the repeal is approved by the affirmative vote of stockholders holding a majority of the votes cast on the matter. As a result, unless it obtains stockholder approval to do so in the future, the Board may not elect to cause the Company to opt into MUTA in order to be subject to any or all of the following provisions of MUTA:

•                  Section 3-803 - Mandatory classification of the Board into three classes (i.e., staggered board);

•                  Section 3-804(a) - Two-thirds of the votes entitled to be cast in the election of directors generally required to remove a director;

•                  Section 3-804(b) - Number of directors may be fixed only by the Board; and

•                  Section 3-805- Special meeting may only be called by a request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting.

The Board has also resolved to opt-out of section 3-804(c) of the MGCL which gives the Board exclusive control over filling vacancies on the Board.  However, the Company must amend its Articles of Amendment and Restatement (the “Charter”) to give full effect to this opt-out.  The Board intends to submit a proposal to stockholders at the 2019 annual meeting of stockholders to amend the Charter accordingly.

To effectuate the MUTA opt-out described in this Item 5.03, in accordance with Section 3-802(c) of the MGCL, on September 25, 2018, the Company filed Articles Supplementary to its Charter, attached hereto as Exhibit 3.1, with the State Department of Assessments and Taxation of Maryland that became effective upon filing.

The foregoing summary is qualified in its entirety by reference to the text of the Articles Supplementary, filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

A copy of the press release issued by the Company on September 25, 2018, which relates to the matters disclosed above in this Form 8-K among other things, is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

3.1	Articles Supplementary to Articles of Amendment and Restatement of QTS Realty Trust, Inc.
10.1	Indemnification Agreement, dated as of September 24, 2018, by and between QTS Realty Trust, Inc. and Mazen Al-Rawashdeh
99.1	Press Release dated September 25, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2018		QTS Realty Trust, Inc.

	By:	/s/ Shirley E. Goza
Shirley E. Goza
Secretary and General Counsel

Date: September 25, 2018		QualityTech, LP

	By:	/s/ Shirley E. Goza
Shirley E. Goza
Secretary and General Counsel